SHARE PURCHASE AGREEMENT


                                 by and between



                              MERISEL AMERICAS, INC.


                                       and


                      SYNNEX Information Technologies, Inc.


                                   dated as of


                                  July 2, 2001





                                TABLE OF CONTENTS
                                                                                                  Page

ARTICLE I PURCHASE AND SALE OF SHARES...............................................................1
-------------------------------------
         Section 1.1       Sale and Transfer of Shares..............................................1
         -----------       ---------------------------
         Section 1.2       The Purchase Price.......................................................1
         -----------       ------------------
         Section 1.3       Manner of Payment........................................................2
         -----------       -----------------
         Section 1.4       Closing and Post-Closing Adjustments.....................................2
         -----------       ------------------------------------

ARTICLE II THE CLOSING..............................................................................4
----------------------
         Section 2.1       The Closing..............................................................4
         -----------       -----------
         Section 2.2       Deliveries by Seller.....................................................4
         -----------       --------------------
         Section 2.3       Deliveries by Purchaser..................................................5
         -----------       -----------------------

ARTICLE III REPRESENTATIONS AND   WARRANTIES OF SELLER..............................................5
------------------------------------------------------
         Section 3.1       Organization.............................................................5
         -----------       ------------
         Section 3.2       Authorization; Validity of Agreement.....................................5
         -----------       ------------------------------------
         Section 3.3       Execution; Validity of Agreement.........................................6
         -----------       --------------------------------
         Section 3.4       Consents and Approvals; No Violations....................................6
         -----------       -------------------------------------
         Section 3.5       Ownership and Possession of Shares.......................................7
         -----------       ----------------------------------
         Section 3.6       Capitalization...........................................................7
         -----------       --------------
         Section 3.7       Organization; Qualification of Company...................................7
         -----------       --------------------------------------
         Section 3.8       Subsidiaries.............................................................8
         -----------       ------------
         Section 3.9       Financial Statements.....................................................8
         -----------       --------------------
         Section 3.10      No Undisclosed Liabilities...............................................8
         ------------      --------------------------
         Section 3.11      Absence of Certain Changes...............................................8
         ------------      --------------------------
         Section 3.12      Title to Properties; Encumbrances........................................9
         ------------      ---------------------------------
         Section 3.13      Real Property; Leases....................................................9
         ------------      ---------------------
         Section 3.14      Contracts and Commitments...............................................10
         ------------      -------------------------
         Section 3.15      Litigation..............................................................10
         ------------      ----------
         Section 3.16      Compliance with Laws....................................................10
         ------------      --------------------
         Section 3.17      Employee Benefit Plans..................................................10
         ------------      ----------------------
         Section 3.18      Tax Matters.............................................................11
         ------------      -----------
         Section 3.19      Labour Matters..........................................................12
         ------------      --------------
         Section 3.20      Brokers or Finders......................................................12
         ------------      ------------------
         Section 3.21      Intellectual Property...................................................12
         ------------      ---------------------
         Section 3.22      Environmental Matters...................................................13
         ------------      ---------------------
         Section 3.23      Customers and Suppliers.................................................13
         ------------      -----------------------
         Section 3.24      Reassessments of Taxes..................................................13
         ------------      ----------------------
         Section 3.25      Withholdings and Remittances............................................14
         ------------      ----------------------------


         Section 3.26      Full Disclosure.........................................................14
         ------------      ---------------
         Section 3.27      Inventories.............................................................14
         ------------      -----------
         Section 3.28      Receivables.............................................................15
         ------------      -----------
         Section 3.29      No Other Representations................................................15
         ------------      ------------------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER.............................................15
------------------------------------------------------
         Section 4.1       Organization............................................................15
         -----------       ------------
         Section 4.2       Authorization; Validity of Agreement....................................15
         -----------       ------------------------------------
         Section 4.3       Consents and Approvals; No Violations...................................16
         -----------       -------------------------------------
         Section 4.4       Acquisition of Shares for Investment; Ability to Evaluate and Bear Risk.17
         -----------       -----------------------------------------------------------------------
         Section 4.5       Availability of Funds...................................................17
         -----------       ---------------------
         Section 4.6       Litigation..............................................................17
         -----------       ----------
         Section 4.7       Investigation by Purchaser; Parent's or Seller's Liability..............17
         -----------       ----------------------------------------------------------
         Section 4.8       Brokers or Finders......................................................18
         -----------       ------------------

ARTICLE V COVENANTS................................................................................19
-------------------
         Section 5.1       Interim Operations of the Company.......................................19
         -----------       ---------------------------------
         Section 5.2       Access; Confidentiality.................................................20
         -----------       -----------------------
         Section 5.3       Efforts and Actions to Cause Closing to Occur...........................21
         -----------       ---------------------------------------------
         Section 5.4       Tax Matters.............................................................23
         -----------       -----------
         Section 5.5       Publicity...............................................................26
         -----------       ---------
         Section 5.6       Employees; Employee Benefits............................................26
         -----------       ----------------------------
         Section 5.7       Directors and Officers Indemnification..................................28
         -----------       --------------------------------------
         Section 5.8       Transition Services.....................................................28
         -----------       -------------------
         Section 5.9       Intercompany Arrangements...............................................28
         -----------       -------------------------
         Section 5.10      Knowledge of Breach; Prior Knowledge....................................28
         ------------      ------------------------------------
         Section 5.11      Maintenance of Books and Records........................................29
         ------------      --------------------------------
         Section 5.12      Seller's Trademarks and Logos...........................................29
         ------------      -----------------------------
         Section 5.13      Insurance Policies......................................................30
         ------------      ------------------
         Section 5.14      Alternative Company Financing...........................................30
         ------------      -----------------------------
         Section 5.15      GE Consent..............................................................30
         ------------      ----------
         Section 5.16      No Solicitation.........................................................31
         ------------      ---------------

ARTICLE VI CONDITIONS..............................................................................31
---------------------
         Section 6.1       Conditions to Each Party's Obligation to Effect the Closing.............31
         -----------       -----------------------------------------------------------
         Section 6.2       Conditions to Obligations of Purchaser to Effect the Closing............32
         -----------       ------------------------------------------------------------


         Section 6.3       Conditions to Obligations of Seller to Effect the Closing...............34
         -----------       ---------------------------------------------------------

ARTICLE VII TERMINATION............................................................................35
-----------------------
         Section 7.1       Survival of Representations and Warranties..............................35
         -----------       ------------------------------------------
         Section 7.2       Termination.............................................................36
         -----------       -----------
         Section 7.3       Effect of Termination...................................................37
         -----------       ---------------------
         Section 7.4       Termination Fee.........................................................37
         -----------       ---------------

ARTICLE VIII INDEMNIFICATION.......................................................................37
----------------------------
         Section 8.1       Indemnification; Remedies...............................................37
         -----------       -------------------------
         Section 8.2       Notice of Claim; Defense................................................40
         -----------       ------------------------
         Section 8.3       Resolution of All Tax-Related Disputes..................................42
         -----------       --------------------------------------
         Section 8.4       Tax Effect of Indemnification Payments..................................42
         -----------       --------------------------------------
         Section 8.5       No Duplication; Sole Remedy Procedures..................................42
         -----------       --------------------------------------
         Section 8.6       Holdback................................................................43
         -----------       --------

ARTICLE IX DEFINITIONS AND INTERPRETATION..........................................................44
-----------------------------------------
         Section 9.1       Definitions.............................................................44
         -----------       -----------
         Section 9.2       Interpretation..........................................................50
         -----------       --------------

ARTICLE X MISCELLANEOUS............................................................................51
-----------------------
         Section 10.1      Fees and Expenses.......................................................51
         ------------      -----------------
         Section 10.2      Amendment and Modification..............................................51
         ------------      --------------------------
         Section 10.3      Notices.................................................................52
         ------------      -------
         Section 10.4      Counterparts............................................................53
         ------------      ------------
         Section 10.5      Entire Agreement; No Third Party Beneficiaries..........................53
         ------------      ----------------------------------------------
         Section 10.6      Severability............................................................53
         ------------      ------------
         Section 10.7      Governing Law...........................................................54
         ------------      -------------
         Section 10.8      Venue...................................................................54
         ------------      -----
         Section 10.9      Time of Essence.........................................................54
         ------------      ---------------
         Section 10.10     Extension; Waiver.......................................................54
         -------------     -----------------
         Section 10.11     Assignment..............................................................54
         -------------     ----------
         Section 10.12     Disputes................................................................55
         -------------     --------


                            SHARE PURCHASE AGREEMENT

                  Share Purchase Agreement, dated as of July 2, 2001, by and among SYNNEX Information Technologies, Inc., a California corporation, and Merisel Americas, Inc., a Delaware corporation and a wholly owned subsidiary of Merisel, Inc. and the holder of all the shares in the capital of Merisel Canada Inc., an Ontario corporation. Certain capitalized terms used in this Agreement have the meanings assigned to them in Article IX.

                  WHEREAS, Seller owns all of the issued and outstanding Shares of the Company; and

                  WHEREAS, each of the Boards of Directors of Purchaser and Seller has approved, and deems it advisable and in the best interests of its respective shareholders to consummate, the acquisition of the Company by Purchaser, which acquisition is to be effected by the purchase of all the outstanding shares of the Company by Purchaser upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:


ARTICLE I

                           PURCHASE AND SALE OF SHARES

Section 1.1 Sale and Transfer of Shares. Subject to the terms and conditions of this Agreement, at the Closing Seller shall sell, convey, assign, transfer and deliver to Purchaser all the issued and outstanding Shares, free and clear of all Encumbrances, except for any Encumbrance arising under the Securities Acts or any applicable provincial securities laws.

Section 1.2 The Purchase Price. Subject to the terms and conditions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery to Purchaser of the Shares, at the Closing Purchaser shall pay to Seller an amount of cash equal to $30,000,000.00 Canadian dollars (the "Purchase Price"), subject to any adjustments to such Purchase Price pursuant to
Section 1.4 and less the Holdback Amount (as defined in Section 8.6 below). The Purchase Price is based on certain assumptions regarding the First Quarter Working Capital, which reflects approximately $23,737,000 Canadian dollars. Accordingly, any adjustments to the Purchase Price pursuant to Section 1.4 shall be based upon the First Quarter Working Capital, which reflects approximately

$23,737,000 Canadian dollars. The Purchase Price shall be allocated in accordance with Exhibit E, as adjusted by post-closing payments pursuant to
Section 1.4.

Section 1.3 Manner of Payment. At the Closing, Purchaser shall pay the Purchase Price to Seller by wire transfer of immediately available funds to a bank account designated by Seller prior to the Closing.

Section 1.4       Closing and Post-Closing Adjustments.
------------------------------------------------------

(a) No later than five (5) days before the proposed Closing Date, Seller shall prepare, or cause to be prepared, and deliver to Purchaser the Preliminary Closing Balance Sheet and Seller's good faith calculation of the Preliminary Working Capital, and will provide such information as Purchaser reasonably requests to evaluate the Preliminary Closing Balance Sheet and consider Purchaser's comments concerning the Preliminary Closing Balance Sheet in good faith.

(b) The amount by which the Preliminary Working Capital is greater or lesser than the First Quarter Working Capital shall be added to or subtracted from, as the case may be, the Purchase Price to be paid by Purchaser to Seller at the Closing. For purposes of illustration, an example of the calculation of Preliminary Working Capital and the adjustment to the Purchase Price is set forth in Section 1.4(b) of the Disclosure Schedule.

(c) No later than sixty (60) days after the Closing Date, Seller shall prepare, or cause to be prepared, and deliver to Purchaser the Closing Balance Sheet and its calculation of Closing Working Capital. The Company shall, and Purchaser shall cause the Company to, make available to Seller such employees and records of the Company as may be necessary for the preparation of the Closing Balance Sheet. No later than thirty (30) days after the Closing Date, Purchaser shall provide to Seller all financial information required for the preparation of the Closing Balance Sheet.

(d) Within fifteen (15) days following receipt of the Closing Balance Sheet, Purchaser shall inform Seller in writing of any objections to the calculations on the Closing Balance Sheet (the "Objections"), setting forth written explanations of the Objections and the adjustments which Purchaser believes should be made; provided, however, that the historical methodology for creating inventory and accounts receivables reserves shall not be subject to Purchaser's objections. Following notice of the Objections, Seller shall have fifteen (15) days to review and respond in writing to the Objections setting forth written explanations in those areas where it disagrees with the Objections. Purchaser and Seller will then have an additional fifteen (15) days at the end of such period to attempt to resolve the Objections in good faith.

(e) If Purchaser and Seller are unable to resolve all of their disagreements with respect to the Objections within the time periods specified in Section 1.4(d), above, they shall refer any unresolved Objections to a nationally recognized firm of independent certified public accountants as to which the parties mutually agree (the "Arbitrator"), who shall determine, based on the information submitted by Purchaser and Seller (and not by independent review), and only with respect to the remaining differences so submitted, whether and to what extent Closing Working Capital, as shown on the Closing Balance Sheet, requires adjustment. The Arbitrator's determination, which shall be given to Purchaser and Seller within thirty (30) days of referral to the Arbitrator, shall be final and binding upon the parties hereto. The fees and expenses of such Arbitrator shall be paid one-half by Buyer and one-half by Seller.

(f) If the Closing Working Capital is greater than the Preliminary Working Capital, then the difference (plus interest) shall be paid by Purchaser to Seller within five business days of the final determination of the amount of such adjustment, which shall be payable in cash by wire transfer or delivery of immediately available funds. If the Closing Working Capital is less than the Preliminary Working Capital, then the difference (plus interest) shall be paid by Seller to Purchaser within five business days of the final determination of the amount of such adjustment, which shall be payable in cash by wire transfer or delivery of immediately available funds. Interest with respect to any amounts payable pursuant to this Section 1.4(f) shall accrue daily, at a rate of 5% per annum, from the Closing Date to the date such amounts are paid.

(g) For all purposes, including Tax, any post-Closing Purchase Price adjustment pursuant to Section 1.4(f) shall be treated as an adjustment to the Purchase Price.

                                   ARTICLE II


                                   THE CLOSING

Section 2.1 The Closing. The sale and transfer of the Shares by Seller to Purchaser shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, at 10:00 a.m., local time, two Business Days following the satisfaction and/or waiver of all conditions to close set forth in Article VI (other than conditions which can be satisfied only by the delivery of certificates or other documents at the Closing), unless another date or place is agreed in writing by each of the parties hereto.

Section 2.2 Deliveries by Seller. At the Closing, Seller shall deliver to Purchaser:


(a) one or more certificates representing all the issued and outstanding Shares, each such certificate to be duly and validly endorsed in favor of Purchaser or accompanied by a separate stock power duly and validly executed by Seller and otherwise sufficient to vest in Purchaser good title to such Shares;

(b)      consent of the Seller to the transfer of the Shares;

(c)      resignations of each director of the Company;

(d)      executed copies of the consents referred to in Section 6.1(d);

(e)      all of the minute books and stock ledgers for the Company;

(f) executed corporate guaranty from Merisel, Inc. in the form attached hereto as Exhibit D; and

(g) all other previously undelivered documents required to be delivered by Seller to Purchaser at or prior to the Closing in connection with the Transactions.

Section 2.3 Deliveries by Purchaser. Simultaneously with the Closing, Purchaser shall:


(a) transfer the amount set forth in Section 1.2 to an account designated by Seller prior to the Closing by wire transfer in immediately available funds; and

(b) deliver to Seller such other documents as are required to be delivered by Purchaser to Seller pursuant hereto.


                                  ARTICLE III

                               REPRESENTATIONS AND
                              WARRANTIES OF SELLER


                  Except as set forth in the Disclosure Schedule delivered to Purchaser by Seller simultaneously with the execution hereof or as disclosed in the Financial Statements, Seller represents and warrants to Purchaser as follows:

Section 3.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have, individually or in the aggregate, a material adverse effect on Seller's ability to consummate the Transactions.

Section 3.2 Authorization; Validity of Agreement. Seller has full corporate power and authority to execute and deliver the Transaction Agreements and to consummate the Transactions. The execution, delivery and performance by Seller of the Transaction Agreements and the consummation of the Transactions have been duly authorized by the Board of Directors of Seller, and no other corporate action on the part of Seller is necessary to authorize the execution and delivery by Seller of the Transaction Agreements or the consummation of the Transactions.

Section 3.3 Execution; Validity of Agreement. This Agreement has been duly executed and delivered and at the Closing the other Transaction Agreement shall have been duly executed and delivered by Seller, and, assuming due and valid authorization, execution and delivery hereof and thereof by Purchaser, this Agreement is and, at the Closing, the other Transaction Agreement shall be a valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.4 Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Competition Act, the Investment Canada Act, or as set forth in Section 3.4 of the Disclosure Schedule, none of the execution, delivery or performance of the Transaction Agreements by Seller, the consummation of the Transactions or compliance by Seller with any of the provisions hereof or thereof will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of the Company or Seller, (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Seller or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller, any of its Subsidiaries or any of its respective properties or assets, excluding from the foregoing clauses (b), (c) and (d) such violations, breaches or defaults which (A) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Seller's ability to consummate the Transactions or (B) would become applicable as a result of the business or activities in which Purchaser is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Purchaser.

Section 3.5 Ownership and Possession of Shares. Seller has, and upon consummation of the Transactions Purchaser will acquire, title to the Shares, free and clear of all Encumbrances, except restrictions on transfer imposed by the Securities Acts, any applicable securities laws, the Articles of the Company, and any Encumbrance created by Purchaser.

Section 3.6 Capitalization. The authorized capital stock of the Company consists of an unlimited number of common shares and an unlimited number of Class A preference shares. As of the date hereof, (a) 1000 Shares are issued and outstanding, (b) no Shares are owned by any Person other than Seller, and (c) no Shares are issued and held in the treasury of the Company. All the outstanding Shares are duly authorized, validly issued, fully paid and non-assessable. Except as set forth above, as of the date hereof, (x) there are no shares in the capital of the Company authorized, issued or outstanding, and (y) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of the capital of the Company.

Section 3.7 Organization; Qualification of Company. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, Canada; (b) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required except for those jurisdictions in which the failure to be so qualified would not reasonably be expected to have a Company Material Adverse Effect. Seller has heretofore delivered to Purchaser complete and correct copies of the Articles and by-laws of the Company as presently in effect. The minute books of the Company contain true, correct and complete copies of its articles, its by-laws, the minutes of every meeting of its board of directors and every committee thereof and of its shareholders and every written resolution of its directors and shareholders. The share certificate book, register of shareholders, register of transfers and register of directors and officers of the Company are complete and accurate in all material respects.

Section 3.8 Subsidiaries. Except as set forth in Section 3.8 of the Disclosure Schedule, the Company does not own, directly or indirectly, any of the capital stock or other equities of any Person.

Section 3.9 Financial Statements. True and complete copies of the Financial Statements, together with the related auditors reports, are included in Section
3.9 of the Disclosure Schedule. The Financial Statements have been prepared from, are in accordance with and accurately reflect the books and records of the Company, comply in all material respects with applicable accounting requirements, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company as of the times and for the periods referred to therein (subject, in the case of unaudited statements, to normally recurring year-end audit adjustments which are not material).

Section 3.10 No Undisclosed Liabilities. Except (a) as disclosed in the Financial Statements and (b) for liabilities and obligations incurred in the ordinary course of business since the Balance Sheet Date, the Company has not incurred any liability or obligation of any nature, whether or not accrued, contingent or otherwise, that has had or constitutes a Company Material Adverse Effect.

Section 3.11 Absence of Certain Changes. Except as set forth in Section 3.11 of the Disclosure Schedule or as otherwise provided in this Agreement, during the period since the Balance Sheet Date through the date hereof, the Company has conducted its business only in the ordinary course consistent with past practice, and the Company has not:

(a) suffered any change in its working capital, financial condition, results of operations, assets or liabilities which constitutes a Company Material Adverse Effect;

(b) paid, discharged or satisfied any material claim, liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the First Quarter Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

(c) cancelled any material debts or waived any claims or rights of substantial value;

(d) sold, transferred, or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business consistent with past practice;

(e) granted any general material increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any material increase in the compensation payable or to become payable to any officer or employee, other than normal recurring increases in the ordinary course of business or pursuant to any Plan; or

(f) agreed, whether in writing or otherwise, to take any action described in this Section 3.11.

Section 3.12 Title to Properties; Encumbrances. Except as set forth in Section
3.12 of the Disclosure Schedule and except for property and assets sold since the Balance Sheet Date in the ordinary course of business or as otherwise provided in the Transaction Agreements, the Company has good title to each of the properties and assets reflected in the First Quarter Balance Sheet, free and clear of all material Encumbrances not disclosed in the Financial Statements.

Section 3.13 Real Property; Leases. The Company owns no real property. Section
3.13 of the Disclosure Schedule contains a list of all Leases and a true and complete copy of each such Lease has heretofore been delivered to Purchaser. Each Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect. There is no existing default by the Company under any of the Leases which constitutes a Company Material Adverse Effect.

Section 3.14      Contracts and Commitments.
-------------------------------------------

(a) No purchase contracts or commitments of the Company are, in the estimation of the Company, substantially in excess of the normal, ordinary and usual requirements of business.

(b) The Company does not have outstanding any agreement to acquire any material debt obligations of others.

(c) Section 3.14(c) of the Disclosure Schedule contains a list of all written employment agreements or arrangements currently in effect relating to the Company.

Section 3.15 Litigation. There is no action, suit, inquiry, proceeding or, to the Knowledge of Seller, investigation by or before any court or Governmental Entity pending or, to the Knowledge of Seller, threatened against or involving the Company which questions or challenges the validity of this Agreement or any action taken or to be taken by the Company pursuant to this Agreement or in connection with the Transactions.

Section 3.16 Compliance with Laws. Except as set forth in Section 3.16 of the Disclosure Schedule, to the Knowledge of Seller, the Company has complied in a timely manner and in all material respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all Canadian federal, provincial, local, foreign governments and agencies thereof that apply to the business, properties or assets of the Company, except for violations that would not constitute a Company Material Adverse Effect.

Section 3.17      Employee Benefit Plans.
----------------------------------------

(a) Section 3.17 of the Disclosure Schedule contains a true and complete list of all Plans. The Company has heretofore made available to Purchaser a true and complete copy of each written Plan and any amendments thereto and each agreement creating or modifying any related trust or other funding vehicle.

(b) To the Knowledge of Seller, all of the Plans are, and have been since their establishment, duly registered where required by legislation (including registration with the relevant tax authorities where such registration is required to qualify for tax exemption or other beneficial tax status).

(c) To the Knowledge of Seller, all employer and, if applicable, employee contributions under the Plans have been remitted in a timely manner (other than current contributions not in arrears).

(d) No event has occurred and no condition or circumstance exists that has resulted or, to the Knowledge of Seller, could reasonably result in any Plan being ordered or required to be terminated or wound-up in whole or in part or having its registration under any applicable legislation being refused or revoked or being placed under the administration of any trustee or receiver or any regulatory authority or being required to pay any material taxes or penalties under any applicable legislation.

(e) The Seller has no contribution obligations to any Plans that are multi-employer pension plans.

(f) To the Knowledge of Seller, each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including the Income Tax Act and any applicable pension standards legislation, except as would not have a Company Material Adverse Effect.

Section 3.18 Tax Matters. Except as set forth in Section 3.18 of the Disclosure Schedule:


(a) The Company has filed (or there has been filed on its behalf) with appropriate Taxing Authorities all material Tax Returns required to be filed by the Company on or prior to the date hereof, and such Tax Returns are true and correct in all material respects.

(b) There are no liens for Taxes upon any property or assets of the Company, except for liens for Taxes not yet due.

(c) To the Knowledge of Seller, no federal, provincial, local or foreign audits, examinations, investigations or other administrative proceedings or court proceedings are presently pending or proposed in writing with regard to any Taxes or Tax Returns filed by or on behalf of the Company.

Section 3.19      Labour Matters.
--------------------------------

(a) There is no labour strike, dispute, slowdown, stoppage or lockout actually pending or, to the Knowledge of Seller, threatened against the Company.

(b) The Company is not a party to or bound by any collective bargaining agreement with any labour organization applicable to employees of the Company.

(c) No labour union has been certified by the Ontario Labour Relations Board or other applicable provincial labour relations board as bargaining agent for any of the employees of the Company.

(d) The Company has not experienced any material work stoppage or other material labour difficulty during the two-year period ending on the date hereof.

(e) There is no unfair labour practice charge or complaint against the Company pending or threatened before the Ontario Labour Relations Board or other applicable provincial labour relations board.

Section 3.20 Brokers or Finders. Seller has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions, although Parent has engaged CIBC Investment Banking, whose fees and expenses will be paid by Parent in accordance with Parent's agreement with such firm.

Section 3.21 Intellectual Property. Except as set forth in Section 3.21 of the Disclosure Schedule:

(a) To the Knowledge of Seller, the Company owns free and clear of all Encumbrances, or is licensed or otherwise possesses legally enforceable rights to use, the Company Intellectual Property, and is not obligated to grant any material contractual rights to any third party with respect thereto.

(b) There are no current ongoing or, to the Knowledge of Seller, threatened legal proceedings against the Company with respect to the Company Intellectual Property that would reasonably be expected to have a Company Material Adverse Effect.

(c) To the Knowledge of Seller, the Company's use of Company Intellectual Property in the conduct of the business of the Company as currently conducted does not infringe any Intellectual Property rights of any Person.

(d) The Company has not received any written notice from any other Person pertaining to or challenging the right of the Company to use any of the Company Intellectual Property, and to the Knowledge of Parent and Seller, no such claim has been threatened by any Person that would reasonably be expected to have a Company Material Adverse Effect.

Section 3.22 Environmental Matters. Except as would not reasonably be expected to have a Company Material Adverse Effect, (a) the Company is in material compliance with all applicable Environmental Laws, (b) the Company has not received any written notice with respect to the business of, or any property leased by, the Company from any governmental entity or third party alleging that the Company is not in material compliance with any Environmental Law, and (c) the Company has not released or emitted into the natural environment or discharged or disposed of, at or on, or knowingly acquiesced or participated in the discharge or disposal of, at or on, the premises of the Company, any Hazardous Substances.

Section 3.23 Customers and Suppliers. Section 3.23 of the Disclosure Schedule lists the five largest customers and the ten largest suppliers of the Company (or such additional customers or suppliers of the Company which are sufficient to constitute ten per cent or more of total sales or purchases, as the case may
be) for the 12 fiscal month period ending May 26, 2001, and the aggregate amount which each customer was invoiced and each supplier was paid during such period. Except as set forth in Section 3.23 of the Disclosure Schedule, as of the date hereof the Seller is not aware of, nor has it received notice of, any intention on the part of any such customer or supplier to cease doing business with the Company or to modify or change in any material manner adverse to the Company any existing arrangement with the Company for the purchase or supply of any products or services.

Section 3.24 Reassessments of Taxes. Except as set forth in Section 3.24 of the Disclosure Schedule: (i) there are no reassessments of the Company's Taxes that have been issued and are outstanding and there are no outstanding issues which have been raised and communicated to the Company by any governmental body for any taxation year in respect of which a Tax Return of the Company has been audited; (ii) no governmental body has challenged, disputed or questioned the Company in respect of Taxes or of any returns, filings or other reports filed under any statute providing for Taxes; and (iii) the Company is not negotiating any draft assessment or reassessment with any governmental body. The Seller is not aware of any contingent liabilities for Taxes other than those described in
Section 3.24 of the Disclosure Schedule. The Company has not executed or filed with any governmental body any agreement or waiver extending the period for assessment, reassessment or collection of any Taxes.

Section 3.25 Withholdings and Remittances. To the Knowledge of Seller, the Company has withheld from each payment made to any of its present or former employees, officers and directors, and to all persons who are non-residents of Canada for the purposes of the Income Tax Act all material amounts required by law to be withheld, and has remitted such withheld amounts within the prescribed periods to the appropriate governmental body. To the Knowledge of Seller, the Company has remitted all material Canada Pension Plan contributions, provincial pension plan contributions, employment insurance premiums, employer health taxes and other material Taxes payable by it in respect of its employees and has remitted such amounts to the proper governmental body within the time required under the applicable legislation. To the Knowledge of Seller, the Company has charged, collected and remitted on a timely basis all material Taxes as required under applicable legislation on any sale, supply or delivery whatsoever, made by the Company.

Section 3.26 Full Disclosure. None of the foregoing representations and warranties and no document furnished by or on behalf of the Seller to the Purchaser in connection with the negotiation of the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the Shares seeking information as to the Company and its respective properties, businesses and affairs.

Section 3.27 Inventories. The Inventories, in the aggregate, consist of items that are current and of good and merchantable quality and not subject to any write-down or write-off other than as provided for in reserves.

Section 3.28 Receivables. Set forth in Section 3.28 of the Disclosure Schedule is a true, correct and complete list of all the accounts, notes and other receivables of the Company as of May 26, 2001, including accounts, notes and other receivables from and advances to Employees and Affiliates of the Seller. Except as otherwise reflected in Section 3.28 of the Disclosure Schedule and net of any reserves, the accounts, notes and other receivables in the aggregate, shown in such Section 3.28 of the Disclosure Schedule, were created in the ordinary course of the business and to the Knowledge of Seller there is no fact or circumstance (other than general economic conditions) that would result in any material increase in the uncollectability of such accounts, notes, and other receivables after Closing.

Section 3.29 No Other Representations. Except for the representations and warranties contained in this Article III, neither Seller nor any other person or entity acting on behalf of Seller, makes any representation or warranty, express or implied.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER


                  Purchaser represents and warrants to Seller that:

Section 4.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of California and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have, individually or in the aggregate, a material adverse effect on Purchaser's ability to consummate the Transactions.

Section 4.2 Authorization; Validity of Agreement. Purchaser has full corporate power and authority to execute and deliver the Transaction Agreements and to consummate the Transactions. The execution, delivery and performance by Purchaser of the Transaction Agreements and the consummation of the Transactions have been duly authorized by the Board of Directors of Purchaser, and no other corporate action on the part of Purchaser is necessary to authorize the execution and delivery by Purchaser of the Transaction Agreements or the consummation of the Transactions. No vote of, or consent by, the holders of any class or series of stock issued by Purchaser is necessary to authorize the execution and delivery by Purchaser of the Transaction Agreements or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by Purchaser and at the Closing the other Transaction Agreement shall have been duly executed and delivered, and, assuming due and valid authorization, execution and delivery hereof and thereof by Seller, this Agreement is, and at the Closing, the other Transaction Agreement shall be a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefore may be brought.

Section 4.3 Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of the Competition Act or the Investment Canada Act, or the GE Consent, none of the execution, delivery or performance of the Transaction Agreements by Purchaser, the consummation by Purchaser of the Transactions or compliance by Purchaser with any of the provisions hereof or thereof will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Purchaser, (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (including with respect to the Company), (c) (i) result in a violation or breach of, (ii) constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Purchaser or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (b), (c) and (d) such violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Purchaser's ability to consummate the Transactions. Purchaser shall obtain any required consents to the Transactions, including without limitation, the consent of GE.

Section 4.4 Acquisition of Shares for Investment; Ability to Evaluate and Bear Risk.


(a) Purchaser is acquiring the Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Shares. Purchaser agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Acts and any applicable state securities laws, except pursuant to an exemption from such registration under such Act and such laws.

(b) Purchaser is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Shares.

Section 4.5 Availability of Funds. Purchaser currently has sufficient immediately available funds in cash or cash equivalents and will at the Closing have sufficient immediately available funds, in cash, to pay the Purchase Price and to pay any other amounts payable pursuant to this Agreement and to effect the Transactions.

Section 4.6 Litigation. There is no claim, action, suit, proceeding or, to the knowledge of Purchaser, governmental investigation pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries by or before any court or Governmental Entity that, individually or in the aggregate, would have or would reasonably be expected to impede the ability of Purchaser to complete the Closing in all respects.

Section 4.7 Investigation by Purchaser; Parent's or Seller's Liability. Purchaser has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Company, which investigation, review and analysis was done by Purchaser and its Affiliates and, to the extent Purchaser deemed appropriate, by Purchaser's representatives. Purchaser acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises and records of the Company for such purpose. In entering into this Agreement, Purchaser acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations of Parent, Seller or any of their representatives (except the specific representations and warranties of Seller set forth in Article III of this Agreement), and Purchaser:

(a) acknowledges that none of Parent, Seller, the Company or any of their respective directors, officers, shareholders, employees, Affiliates, controlling persons, agents, advisors or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information (including in materials furnished in the Company's data room, in presentations by the Company's management or otherwise) provided or made available to Purchaser or its directors, officers, employees, Affiliates, controlling persons, agents or representatives, and

(b) agrees, to the fullest extent permitted by law, that none of Parent, Seller, the Company or any of their respective directors, officers, employees, shareholders, Affiliates, controlling persons, agents, advisors or representatives shall have any liability or responsibility whatsoever to Purchaser or its directors, officers, employees, Affiliates, controlling persons, agents or representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made (including in materials furnished in the Company's data room, in presentations by the Company's management or otherwise), to Purchaser or its directors, officers, employees, Affiliates, controlling persons, advisors, agents or representatives (or any omissions therefrom), including in respect of the specific representations and warranties of Seller set forth in this Agreement, except that the foregoing limitations shall not apply to Seller insofar as Seller makes the specific representations and warranties set forth in Article III of this Agreement, but always subject to the limitations and restrictions contained in Article VIII.


Section 4.8 Brokers or Finders. Neither Purchaser nor any of its Subsidiaries or its Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions.


                                   ARTICLE V

                                    COVENANTS

Section 5.1 Interim Operations of the Company. Except as expressly provided in this Agreement and except as set forth in the Disclosure Schedule and except as may be consented to in writing by Purchaser (such consent not to be unreasonably withheld or delayed) Seller shall cause, after the date hereof and prior to the Closing Date, the following:

(a) the business of the Company shall be conducted in the same manner as heretofore conducted and only in the ordinary course;

(b) the Company shall continue to increase or decrease its level of reserve/accrual on a monthly basis only in the ordinary course consistent with past practice and its historical methodology for creating inventory and accounts receivables and other reserves;

(c) the Company shall not: (i) amend its Articles or by-laws, (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock, (iii) split, combine or reclassify any shares of any class or series of its stock, or (iv) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

(d) the Company shall not: (i) incur or assume any debt, other than trade payables incurred in the ordinary course of business, inter-company debt that will be released at Closing, or pursuant to the Congress Facility or (ii)assume or guarantee the obligations of any other Person, except in the ordinary course of business;

(e) the Company shall not make any material change in the compensation payable or to become payable to any of its employees (other than normal increases in the ordinary course of business or pursuant to any Plan existing on the date hereof);

(f) the Company shall not voluntarily permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated prior to the Closing Date without notice to Purchaser;

(g) the Company shall not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

(h) the Company shall not change in any material respect any of the accounting methods used by it unless required or permitted by GAAP, in which case Seller shall notify Purchaser of such change;

(i) the Company shall not take, or agree to or commit to take, any action that would result in any of the conditions to the Closing set forth in Article VI not being satisfied, or would make any representation or warranty of Purchaser contained herein inaccurate in any material respect at, or as of any time prior to, the Closing Date, or that would materially impair the ability of Purchaser or Seller to consummate the Closing in accordance with the terms hereof or materially delay such consummation; and

(j) the Company shall not enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

Section 5.2       Access; Confidentiality.
-----------------------------------------

(a) Seller shall cause the Company prior to the Closing to (i) give Purchaser and its authorized representatives reasonable access to all books, records, personnel, offices and other facilities and properties of the Company, (ii) permit Purchaser to make inspections thereof as Purchaser may reasonably request and (iii) cause the officers of the Company to furnish Purchaser with such financial and operating data and other information with respect to the business and properties of the Company as Purchaser may from time to time reasonably request; provided, however, that any such access shall be conducted at Purchaser's expense, at a reasonable time, under the supervision of Seller's or the Company's personnel and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby and not to interfere with the normal operation of the business of Seller or the Company. Notwithstanding anything contained in this or any other agreement between Purchaser and Seller executed prior to the date hereof, none of the Company, Seller or any of their respective Affiliates shall have any obligation to make available to Purchaser or its representatives, or provide Purchaser or its representatives with, any consolidated, combined or unitary Tax Return filed by Seller or any of its Affiliates or predecessors, or any related material, and nothing herein shall require Seller or the Company to disclose any information to Purchaser if such disclosure would (i) cause significant competitive harm to the Company or its Affiliates if the transactions contemplated by this Agreement are not consummated, (ii) jeopardize any attorney-client or other legal privilege, or (iii) contravene any applicable laws, fiduciary duty or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which Seller, the Company or any of their respective Affiliates is a party).

(b) The provisions of the Confidentiality Agreement shall remain binding and in full force and effect until the Closing. The information contained herein, in the Disclosure Schedule or delivered to Purchaser or its authorized representatives pursuant hereto shall be subject to the Confidentiality Agreement as Evaluation Material (as defined and subject to the exceptions contained therein) until the Closing and, for that purpose and to that extent, the terms of the Confidentiality Agreement are incorporated herein by reference. Except as otherwise provided in Section 5.5, Purchaser shall cause its consultants, advisors and representatives to treat the terms of this Agreement after the date hereof as strictly confidential (unless compelled to disclose by judicial or administrative process or, in the opinion of legal counsel, by other requirements of law).

(c) The Seller shall update on or before the Closing, by amendment or supplement, any of the informational disclosure schedules referred to in this Agreement and any other disclosure in writing from the Seller to the Purchaser as soon as reasonably possible after new or conflicting information comes to the attention of the Seller. The Purchaser shall not be obligated to accept any such amendment or supplement and receipt of any such amendment or supplement shall not be deemed to be a waiver or release by the Purchaser of any provision of this Agreement.

Section 5.3       Efforts and Actions to Cause Closing to Occur.
---------------------------------------------------------------

(a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Purchaser and Seller shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Closing and the other Transactions as promptly as practicable, including the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any third party or Governmental Entity. In addition, no party hereto shall take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity or other Person required to be obtained prior to Closing. Nothing contained in this Agreement shall require Seller or the Company to pay any consideration to any other Person from whom any such approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waiver is requested.

(b) Prior to the Closing, each party shall promptly consult with the other party hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party hereto shall promptly inform the other party of any communication received by such party from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request.

(c) In addition to and without limiting the agreements of the parties contained above, Purchaser and Seller shall

(i) take promptly all actions necessary to make the filings required of them or any of their Affiliates under the Competition Act,

(ii) comply at the earliest practicable date with any request for additional information or documentary material received by the Company, Purchaser,

         Seller or any of their Affiliates from any state Attorney General or other Governmental Entity in connection with antitrust matters, or from the Bureau of Competition in respect of the Competition Act,

(iii) cooperate with each other in connection with any filing under the Competition Act and in connection with resolving any investigation or other inquiry concerning the Transactions commenced by the FTC, DOJ, any state Attorney General, the Bureau of Competition, or any other Governmental Entity,

(iv) use their best efforts to resolve such objections, if any, as may be asserted with respect to the Transactions under any antitrust law, and

(v) advise the other parties promptly of any material communication received by such party from the FTC, DOJ, any state Attorney General and the Bureau of Competition or any other Governmental Entity regarding any of the Transactions, and of any understandings, undertakings or agreements (oral or written) such party proposes to make or enter into with the FTC, DOJ, any state Attorney General, the Bureau of Competition, or any other Governmental Entity in connection with the Transactions.

Concurrently with the filing of notifications under the Competition Act or as soon thereafter as practicable, Seller and Purchaser shall each request early termination of the Competition Act waiting period.

Section 5.4       Tax Matters.
-----------------------------

(a)      Tax Returns.  Except as provided in Section 5.4(b),
--------------------

(i) Seller shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending on or before the Closing Date, and Seller shall remit (or cause to be remitted), subject to Section 8.1(b), any Taxes due in respect of such Tax Returns.

(ii) Purchaser shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending after the Closing Date, and Purchaser shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns.

(iii) Seller may, in its sole and absolute discretion, amend any Tax Return filed or required to be filed for any taxable years or periods ending on or before the Closing Date and is entitled to losses or credits arising from such amendments.

(b) Transfer Taxes. All Transfer Taxes resulting directly from the Transactions shall be borne equally by Seller and Purchaser. Any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local law for filing such Tax Returns, and such party will use its reasonable efforts to provide such Tax Returns to the other party at least 10 days prior to the Due Date for such Tax Returns.

(c)      Refunds.
-----------------

(i) Any Tax refund (up to the amount of Tax actually paid plus any interest in respect thereof) received by Purchaser or the Company, and any amounts credited against Tax to which Purchaser or the Company becomes entitled (including by way of any amended Tax Returns or any carryback filing), that relate to any taxable period, or portion thereof, ending on or before the Closing Date shall be for the account of Seller, and Purchaser shall pay over to Seller any such refund or the amount of any such credit within five days after receipt or entitlement thereto.

(ii) Purchaser shall cooperate, and cause the Company to cooperate, in obtaining any Tax refund that Seller reasonably believes should be available, including, without limitation, through filing appropriate forms with the applicable Taxing Authorities.

(d)      Certain Post-Closing Settlement Payments.
-------------------------------------------------

(i) If the examination of any federal, provincial, local or other Tax Return of Seller for any taxable period ending on or before the Closing Date shall result (by settlement or otherwise) in any adjustment which permits Purchaser or the Company to increase deductions, losses or tax credits or decrease the income, gains or recapture of tax credits which would otherwise (but for such adjustments) have been reported or taken into account (including by way of any increase in basis) by

         Purchaser or the Company for one or more periods ending after the Closing Date, Seller shall notify Purchaser and provide it with adequate information so that Purchaser can reflect on its or the Company's Tax Returns such increases in deductions, losses or tax credits or decreases in income, gains or recapture of tax credits. Purchaser shall pay to Seller, within 30 days of the receipt of such information, the amount of any resulting Tax Benefits to the extent of any additional Taxes and decrease in Tax Benefits resulting from the adjustments to Seller's Tax Return.

(ii) If the examination of any federal, state, local or other Tax Return of Purchaser or the Company for any taxable period ending after the Closing Date shall result (by settlement or otherwise) in any adjustment which permits Seller to increase deductions, losses or tax credits or decrease the income, gains or recapture of tax credits which would otherwise (but for such adjustments) have been reported or taken into account (including by way of any increase in basis) by Seller for one or more periods ending on or before the Closing Date, Purchaser shall notify Seller and provide it with adequate information so that Seller can reflect on its Tax Returns such increases in deductions, losses or tax credits or decreases in income, gains or recapture of tax credits.

(e)      Post-Closing Actions which Affect Seller's Liability for Taxes.
-----------------------------------------------------------------------

(i) Purchaser shall not permit the Company to take any action which could increase Seller's liability for Taxes (including any liability of Seller to indemnify Purchaser for Taxes pursuant to this Agreement).

(ii) None of Purchaser or any Affiliate of Purchaser shall (or shall cause or permit the Company to) amend, refile or otherwise modify any Tax Return relating in whole or in part to the Company with respect to any taxable year or period ending on or before the Closing Date (or with respect to any Straddle Period) without the prior written consent of Seller, which consent may be withheld in the sole discretion of Seller.

(iii) None of Purchaser or any Affiliate of Purchaser shall (or shall cause or permit the Company to) carryback for federal, provincial, local or foreign tax purposes to any taxable period, or portion thereof, of the

         Company, Seller or any of their Affiliates ending before, or which includes, the Closing Date any non-capital losses, net non-capital losses, tax credits or similar items arising in, resulting from, or generated in connection with a taxable year of Purchaser or any Affiliate of Purchaser, or portion thereof, ending on or after the Closing Date.

(f) Assistance and Cooperation. After the Closing Date, each of Seller and Purchaser shall (and shall cause their respective Affiliates to):

(i) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Transfer Taxes;

(ii) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with
         Section 5.4(a);

(iii) cooperate fully in preparing for any audits of, or disputes with Taxing Authorities regarding, any Tax Returns of the Company;

(iv) make available to the other and to any Taxing Authority as reasonably requested in connection with any Tax Return described in Section 5.4(a) or any proceeding described in Section 8.2(b), all information relating to any Taxes or Tax Returns of the Company; and

(v) furnish the other with copies of all correspondence received from any Taxing Authority in connection with any Tax audit or information request with respect to any such taxable period.

Notwithstanding the foregoing or any other provision in this Agreement, neither Purchaser nor any of its Affiliates shall have the right to receive or obtain any information relating to Taxes of Seller, any of its Affiliates, or any of their predecessors other than information relating solely to the Company.

(g) Interest. All amounts due and payable by one party to this Agreement to another party to this Agreement pursuant to any provision of this Section 5.4 shall bear interest at the prescribed rate under the Income Tax Act, compounded daily, if not paid when due.

Section 5.5 Publicity. Seller and Purchaser shall each issue an initial press release with respect to the execution of this Agreement, provided that each press release is acceptable to Purchaser and Seller after consultation with respect thereto. Thereafter, until the Closing, or the date the Transactions are terminated or abandoned pursuant to Article VII, none of Seller, the Company, Purchaser or any of their respective Affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the Transactions without prior consultation with the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

Section 5.6       Employees; Employee Benefits.
----------------------------------------------

(a) Purchaser hereby assumes and agrees to perform each of the agreements set forth in Section 3.14(c) of the Disclosure Schedule in the same manner and to the same extent that Parent, Seller or the Company would be required to perform it whether or not the Transactions occurred, such assumption to be effective as of the Closing.

(b) Effective as of the Closing Date, all Employees shall cease participation in, and accrual of benefits under, the Parent's equity incentive plan.

(c) If any Employee becomes a participant in any employee benefit plan, practice or policy of Purchaser or any of its Affiliates, such Employee shall be given credit under such plan for all service prior to the Closing Date with the Company or any predecessor employer (to the extent such credit was given by Seller, the Company or any predecessor employer), and all service with the Company or Purchaser following the Closing Date but prior to the time such employee becomes such a participant, for purposes of determining eligibility and vesting and for all other purposes for which such service is either taken into account or recognized; provided, however, such service need not be credited to the extent it would result in a duplication of benefits, including benefit accrual under defined benefit plans. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the comparable Purchaser employee benefit plan.

(d) From and after the Closing, Purchaser shall be responsible for, and shall indemnify and hold harmless Parent and Seller and their respective Affiliates and any of their respective officers, directors, employees, Affiliates and agents and the fiduciaries (including plan administrators) of the Plans from and against, any and all claims, losses, damages, costs and expenses (including attorneys' fees and expenses) and other liabilities and obligations relating to or arising out of (i) all salaries, wages, commissions, employee incentive or other compensation, severance, holiday, vacation, health, dental or retirement benefits or any other employee benefits accrued but unpaid as of the Closing and post-Closing bonuses due to any Employee, (ii) the liabilities assumed by Purchaser under this Section 5.6 or any failure by Purchaser to comply with the provisions of this Section 5.6, and (iii) any claims of, or damages or penalties sought by, any Employee, or any Governmental Entity on behalf of or concerning any Employee, arising from the employment, discharge, layoff or termination of any Employee.

Section 5.7       Directors and Officers Indemnification.
--------------------------------------------------------

(a) Purchaser and the Company will at all times after the Closing Date indemnify and hold harmless each person who at the date of this Agreement, or has been at any time prior to the date of this Agreement, a director, officer or employee of the Company or any of its Affiliates, in each case to the fullest extent permitted by applicable law, with respect to any claim, liability, loss, damage, cast or expense (whenever asserted or claimed) based in whole or in part, or arising in whole or in part out of, any act or omission by that person at or prior to the Closing Date, in connection with that person's duties as a director, officer or employee of the Company or any of its Affiliates, to the same extent and on the same terms (including with respect to the advancement of expenses) provided in the Company's Articles or by-laws, or any indemnification agreements, in effect on the date of this Agreement. The Company will pay all reasonable expenses, including attorney's fees, that may be incurred by any such director, officer or employee in enforcing the indemnity and other obligations of the Company under this Section 5.7.

Section 5.8 Transition Services. At the Closing, Purchaser and Seller shall enter into the Transition Services Agreement substantially in the form attached hereto as Exhibit B.

Section 5.9 Intercompany Arrangements. On or prior to the Closing Date, all intercompany accounts owing by the Company, on the one hand, to the Seller and its Affiliates (excluding the Company), on the other hand, shall be converted into equity without any payment of funds in connection therewith.

Section 5.10 Knowledge of Breach; Prior Knowledge. If prior to the Closing, a party shall have actual knowledge of any breach of a representation or warranty of the other party, such non-breaching party shall promptly notify the breaching party of its knowledge, in reasonable detail, including the amount that it believes, based on the facts actually known to it, would be payable by the breaching party pursuant to the indemnification provisions hereof without reference to any indemnification limitations set forth in Section 8.1(f). No breach by the breaching party or any of its representations, warranties, covenants, agreements or conditions of this Agreement shall be deemed to be a breach of this Agreement for any purpose hereunder, and neither the non-breaching party nor any its Affiliate shall have any claim or recourse against the breaching party or any of its directors, officers, employees, Affiliates, controlling persons, agents, advisors or representatives with respect to such breach, under Article VIII or otherwise, if the non-breaching party or any of its Affiliates had actual knowledge prior to the execution of this Agreement of such breach or of the threat of such breach or of the circumstances giving rise to such breach.

Section 5.11 Maintenance of Books and Records. Each of the parties hereto shall preserve, until at least the third anniversary of the Closing Date, all pre-Closing Date records possessed or to be possessed by such party relating to the Company. After the Closing Date and up until at least the third anniversary of the Closing Date, upon any reasonable request from a party hereto or its representatives, the party holding such records shall (a) provide to the requesting party or its representatives reasonable access to such records during normal business hours and (b) permit the requesting party or its representatives to make copies of such records, in each case at no cost to the requesting party or its representatives (other than for reasonable out-of-pocket expenses); provided, however, that nothing herein shall require either party to disclose any information to the other if such disclosure would jeopardize any attorney-client or other legal privilege or contravene any applicable law. Such records may be sought under this Section 5.11 for any reasonable purpose, including to the extent reasonably required in connection with the audit, accounting, tax, litigation, federal securities disclosure or other similar needs of the party seeking such records.

Section 5.12 Seller's Trademarks and Logos. Notwithstanding anything to the contrary contained in this Agreement, it is expressly agreed that (a) with the exception of (i) any right of the Company to use a third party Trademark or Copyright, where such right is necessary to conduct the business of the Company as presently conducted or as currently proposed to be conducted, other than as set forth in Section 5.12 of the Disclosure Schedule, (ii) any Copyright that is currently used exclusively in the business of the Company other than as set forth in Section 5.12 of the Disclosure Schedule, and (iii) as provided in the license agreement attached hereto as Exhibit F (the "License Agreement"), as between Parent and Seller (on the one hand) and Purchaser and the Company (on the other hand) Parent and Seller retain all rights, title and interest in all Company Intellectual Property, including, without limitation, any Trademarks of Parent and Seller and (b) Purchaser is not purchasing, acquiring or otherwise obtaining, and the Company will not be entitled to retain following the Closing

Date, any right, title or interest in any Trademarks employing Parent's or Seller's name or any part or variation of such names or anything confusingly similar thereto. Purchaser shall change the name of the Company at Closing and, except as set forth below, agrees not to use or display the names "Merisel" or any Trademarks of Parent or Seller on and subsequent to the Closing Date. In addition, Purchaser will do all things necessary including, without limitation, signing any documentation to perfect Parent's or Seller's exclusive ownership rights in their Trademarks at any time after the Closing. Notwithstanding the foregoing, Seller and Purchaser shall execute a License Agreement in form and substance reasonably acceptable to Seller and Purchaser to provide for the use and display of the Trademarks of Parent or Seller currently used by the Company, including without limitation the name "Merisel", within Canada and on the Internet, for at least a six month period, and at no cost to Purchaser. The Purchaser and Seller agree that such License Agreement has the fair market value set forth on Exhibit E.

Section 5.13      Insurance Policies.
------------------------------------

(a) Except as provided in subsection (b), Purchaser shall not, and shall cause Purchaser's Affiliates (including the Company after the Closing) not to, assert, by way of claim, action, litigation or otherwise, any right to any Insurance Policy or any benefit under any such Insurance Policy. Seller and its Affiliates (other than the Company) shall retain all right, title and interest in and to the Insurance Policies, including the right to any credit or return premiums due, paid or payable in connection with the termination thereof.

(b) The Company shall retain all rights under any provincial workers' compensation policy and credit insurance policy the premiums of which were paid directly by the Company prior to the Closing.

Section 5.14      Alternative Company Financing.
-----------------------------------------------

(a) Purchaser shall use its reasonable best efforts to obtain Congress Financial Corporation (Canada)'s consent to the Transactions and which releases the guarantee by Parent of the Company's obligations under the Congress Facility, and, in the event that Congress Financial Corporation (Canada) refuses to consent to the Transactions, Purchaser shall use its reasonable best efforts to secure a substitute credit arrangement for the operations of the Company from and after the Closing.

Section 5.15 GE Consent. Seller shall use its reasonable best efforts to cooperate with Purchaser to obtain the GE Consent.

Section 5.16      No Solicitation.
---------------------------------

(a) Seller will, and will use its reasonable efforts to cause its respective Affiliates to, immediately cease any existing discussions and negotiations with any parties conducted up to the date of this Agreement with respect to any proposal relating to an Acquisition Transaction (as defined below). Seller agrees that, before the Closing, it will not permit any of its directors, officers or employees to, and will use its reasonable best efforts to cause its agents and representatives not to, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any acquisition of all or a significant portion of the Company by means of a merger, consolidation or other business combination involving the Company or acquisition of all or a significant portion of the assets or capital stock of the Company (an "Acquisition Transaction") or negotiate, explore or otherwise engage in substantive communications with any person (other than Purchaser or its directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction, or enter into any agreement, arrangement or understanding requiring Seller to abandon, terminate or fail to consummate the Transactions.

(b) Notwithstanding the foregoing, nothing contained in this Agreement will prohibit Parent or Seller from soliciting, providing information with respect to or agreeing to or engaging in any transaction involving Parent, Seller or any of their respective subsidiaries other than the Company (a "Parent Transaction"), provided, however, that a Parent Transaction shall not include the stock of the Company or any assets of the Company.


                                   ARTICLE VI

                                   CONDITIONS

Section 6.1 Conditions to Each Party's Obligation to Effect the Closing. The respective obligation of each party to effect the Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

(a) Statutes; Court Orders. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Closing; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Closing, provided, however, that the parties shall use their reasonable best efforts to have any such order or injunction vacated or lifted;

(b) Advance Ruling Certificate. The Commissioner of Competition either (i) shall have issued an Advance Ruling Certificate under Section 102 of the Competition Act in respect of the transaction, or (ii) shall have provided written confirmation that the Commissioner does not have grounds to initiate proceedings before the Competition Tribunal under Section 92 of the Competition Act in respect of the transaction;

(c) Investment Canada Act Approval. Any required approvals pursuant to the Investment Canada Act shall have been obtained;


(d) Consents Obtained. The consents of third parties set forth on Section 6.1(d) of the Disclosure Schedule shall have been obtained; and

(e) Transition Services Agreement. Seller shall have executed a Transition Services Agreement in form and substance reasonably acceptable to Seller and Purchaser.

Section 6.2 Conditions to Obligations of Purchaser to Effect the Closing. The obligations of Purchaser to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

(a) Government Action. There shall not be threatened or pending any suit, action or proceeding by any Governmental Entity


(i) seeking to restrain or prohibit the consummation of the Closing or the performance of any of the other Transactions, or seeking to obtain from Seller or Purchaser any damages that are material in relation to the Company, or

(ii) seeking to impose material limitations on the ability of Purchaser effectively to exercise full rights of ownership of the Shares, including the right to vote the Shares.

(b) Representations and Warranties. All of the representations and warranties of Seller set forth in this Agreement that are qualified as to materiality shall be true and complete and any such representations and warranties that are not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date (or if made as of a specified date, only as of such date), and Purchaser shall have received a certificate signed by an authorized officer of Seller to such effect, provided that this condition shall be deemed to be satisfied if Purchaser has a right (known to Purchaser) to terminate this Agreement under Section 7.2 hereof as a result of a breach by Seller and elects to effect the Closing notwithstanding such breach.

(c) Seller Breach. Seller shall not have failed to perform in any material respect any obligation or to comply in any material respect with any covenant of Seller to be performed or complied with by it under this Agreement, and Purchaser shall have received a certificate signed by an authorized officer of Seller to such effect.

(d) Alternative Financing. Either (i) Congress Financial Corporation (Canada) shall have consented to the Transactions or (ii) Purchaser shall have secured credit arrangements for the operation of the Company from and after the Closing on terms no less favorable than the terms of the Congress Facility.

(e) Section 116 Certificate. The Seller covenants and agrees to provide to the Purchaser at Closing a certificate issued by the Minister of National Revenue in respect of the disposition of the Shares to the Purchaser or the assignee of the Purchaser pursuant to Section 10.11 hereof, as applicable, pursuant to subsection 116(2) of the Income Tax Act (Canada) (the "Act") having a "certificate limit" (as defined therein) not less than the Purchase Price as well as a corresponding provincial certificate, if applicable. If such certificate is not delivered at Closing, then the Purchaser shall withhold from the amount payable to the Seller in satisfaction of the Purchase Price, the amount required to be withheld pursuant to subsection 116(5) of the Act plus any corresponding provincial amount (the "Withheld Amount"). The Withheld Amount shall be deposited with a person or entity acceptable to the Purchaser and the Seller (the "Agent"), as agent for the Seller and Purchaser, in an interest bearing account with a Canadian chartered bank, and

(i) If the Seller delivers to the Purchaser prior to the 27th day after the end of the month in which the closing occurs, a certificate issued pursuant to subsection 116(2) of the Act with a "certificate limit" not less than the Purchase Price, or a certificate pursuant to Subsection 116(4) in respect of the disposition of the Shares from the Seller to the Purchaser or the assignee of Purchaser, as applicable, the Agent shall forthwith collect the Withheld Amount, together with any interest earned thereon (less any amount required to be withheld by the Agent as non-resident withholding tax in respect of such interest), and remit such amount to the Seller, and

(ii) If the Seller does not deliver to the Purchaser such a certificate before the 27th day after the end of the month in which the Closing occurs, the Agent shall collect the Withheld Amount together with any interest earned thereon, and shall forthwith:

(A) Remit to the Receiver General and any applicable provincial tax authority the amount required to be remitted pursuant to
                  Section 116 of the Act and any corresponding provincial legislation; and

(B) Remit to the Seller any interest earned on the Withheld Amount (less any amount required to be withheld as non-resident withholding tax by the Agent in respect of such interest) plus the amount, if any, by which the Withheld Amount exceeds the amount required to be remitted to the Receiver General in accordance with the Act.

(f) Seller's Solicitor Opinion. Seller shall provide an opinion of the Seller's Solicitors addressed to the Purchaser in the form attached hereto as Exhibit C.

(g) Corporate Parent Guaranty. Seller shall provide a corporate guaranty, in the form attached hereto as Exhibit D, executed by Merisel, Inc. in favor of the Purchaser to secure the indemnification obligations of the Seller.

(h) No Material Adverse Change. Between the date of this Agreement and the Closing, no event constituting a Company Material Adverse Effect shall have occurred and be continuing.

(i)      Purchaser.  Purchaser shall have obtained the GE Consent.
------------------

(j) Termination. This Agreement shall not have been terminated in accordance with its terms.


Section 6.3 Conditions to Obligations of Seller to Effect the Closing. The obligations of Seller to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

(a) Government Action. There shall not be threatened or pending any suit, action or proceeding seeking to restrain or prohibit the consummation of the Closing or the performance of any of the other Transactions, or seeking to obtain from Seller any damages that are material in relation to the Company.

(b) Representations and Warranties. All of the representations and warranties of Purchaser set forth in this Agreement that are qualified as to materiality shall be true and complete and any such representations and warranties that are not so qualified shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date (or if made as of a specified date, as of such date), and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

(c) Purchaser Breach. Purchaser shall not have failed to perform in any material respect any obligation or to comply in any material respect with any covenant of Purchaser to be performed or complied with by it under this Agreement, and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

(d) Asset Transfer. Simultaneously with the Closing and in connection with the Closing the assets described in Section 6.3 (d) of the Disclosure Schedule shall be transferred by the Company to Seller or Parent, as applicable.

(e) Termination. This Agreement shall not have been terminated in accordance with its terms.



                                  ARTICLE VII

                                   TERMINATION

Section 7.1 Survival of Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall survive until (but not beyond) the Closing Date, except that the representations and warranties contained in Section 3.5 shall survive the Closing without limit and the representations and warranties set forth in Sections 3.17, 3.18, 3.24, 3.25 and 5.7 shall survive until the expiration of the applicable statute of limitations. This Section 7.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

Section 7.2 Termination. The Transactions may be terminated or abandoned at any time prior to the Closing Date:


(a)      By the mutual written consent of Purchaser and Seller;

(b) By Purchaser or Seller if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their best reasonable efforts to lift) which permanently restrains, enjoins or otherwise prohibits the acquisition by Purchaser of the Shares and such order, decree, ruling or other action shall have become final and non-appealable;

(c) By any party if the Closing shall not have occurred on or prior to September 30, 2001 (or such later date as is agreed to by Seller and Purchaser), and such party is not in breach of this Agreement at the time such party terminates this Agreement;

(d) By Seller if Purchaser shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement that are qualified as to materiality or breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement that are not so qualified, which breach cannot be or has not been cured within 30 days after the giving of written notice by Seller to Purchaser specifying such breach or would give rise to the failure of a condition set forth in Article VI; or

(e) By Purchaser if Seller shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement that are qualified as to materiality or breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement that are not so qualified, which breach cannot be or has not been cured within 30 days after the giving of written notice by Purchaser to the breaching party specifying such breach or would give rise to the failure of a condition set forth in Article VI.

(f) By Seller if Purchaser has not obtained the GE Consent on or prior to July 6, 2001 (or such later date as is agreed to by Seller and Purchaser). Section
7.3 Effect of Termination. In the event of the termination or abandonment of the Transactions by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination or abandonment of the Transactions is made, and there shall be no liability or obligation thereafter on the part of Purchaser or Seller except (a) for fraud or for willful breach of this Agreement prior to such termination or abandonment of the Transactions (b) as set forth in Section 7.4 and (c) as set forth in Section 10.1.

Section 7.4 Termination Fee. If Seller terminates this Agreement pursuant to
Section 7.2(f), upon receipt of notice of such termination Purchaser shall pay to Seller, by wire transfer of immediately available funds, an amount equal to US $330,000.00 (the "Termination Fee").

                                  ARTICLE VIII

                                 INDEMNIFICATION

Section 8.1       Indemnification; Remedies.
-------------------------------------------

(a) Seller shall indemnify, defend and hold harmless Purchaser and its employees and directors from and against and in respect of any and all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a third party with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of Purchaser arising under Article
VIII) arising out of any breach of a representation, warranty or post-Closing covenant of Seller or pre-Closing covenant of the Company ("Losses") other than liabilities specifically identified, reserved or accrued for or otherwise reflected on the First Quarter Balance Sheet or the Preliminary Closing Balance Sheet; provided, however, that the term "Losses" shall not include the matters referred to in Section 8.1(b).

(b) Seller shall indemnify and hold Purchaser harmless and its employees and directors from and against the following (net of the amount of any Tax Benefits Actually Realized received by Purchaser or the Company as a result of the payment or accrual of any of the following): any liability for income Taxes imposed on the Company, or for which the Company may otherwise be liable, for any taxable year or period that ends on or before the Closing Date as reduced by any losses, deductions or credits in respect of any taxable year or period that ends on or before the Closing Date which loss, benefit or credit was not utilized prior to the Closing Date;

provided, however, that Seller shall not be liable for and shall not indemnify Purchaser (or its Subsidiaries and Affiliates) for Excluded Taxes.

(c) Purchaser shall indemnify, defend and hold harmless Seller and its employees and directors from and against and in respect of all Losses arising out of any breach of a representation, warranty, post-Closing covenant of Purchaser or post-Closing covenant of the Company.

(d) Purchaser shall indemnify and hold Seller and its Subsidiaries and Affiliates harmless from and against (net of the amount of any Tax Benefits Actually Realized received by Seller as a result of the payment or accrual of any of the following):

(i) Taxes imposed on the Company for any taxable year or period that begins after the Closing Date; and

(ii)     Excluded Taxes.

(e) Seller's indemnification obligations under Sections 8.1(a) and 8.1(b) shall be subject to each of the following limitations:

(i) In no event shall Seller's aggregate liability to Purchaser under this Agreement for breaches of representations or warranties, covenants or agreements, whether pursuant to this Article VIII or otherwise, exceed 50% of the Purchase Price.

(ii) Seller shall not be required to make any payments to Purchaser or any of its employees or directors pursuant to Section 8.1(a) with respect to indemnification obligations until Losses pursuant to such section shall exceed $150,000 Canadian dollars in the aggregate.

(iii) In no event shall Seller have any indemnification obligations pursuant to this Article VIII for breach of any representations, warranties, covenants or agreements in this Agreement if written notice of such breach is given to Purchaser prior to or at the Closing.

(f)      For purposes of this Agreement,

(i) "Indemnitee" means any person entitled to indemnification under this Agreement and

(ii) "Indemnifying Party" means any person required to provide indemnification under this Agreement.

Section 8.2       Notice of Claim; Defense.
------------------------------------------

(a) Any Indemnitee shall give any Indemnifying Party prompt notice of any third-party claim (other than claims arising out of any pending or threatened audit, notice of deficiency, proposed adjustment, assessment, examination or other administrative or court proceeding, suit, dispute or other claim which could affect the liability for Taxes of Seller) that may give rise to any indemnification obligation under this Article VIII, together with the estimated amount of such claim, and the Indemnifying Party shall have the right to assume the defense (at their expense) of any such claim through counsel of its own choosing by so notifying the Indemnitee within 30 days of the receipt by such Indemnifying Party of such notice from the Indemnitee. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has not assumed the defense of any such third-party claim (other than during any period in which the Indemnitee has failed to give notice of the third-party claim as provided above). If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. If the Indemnifying Party chooses to defend or prosecute a third-party claim, the Indemnitee shall cooperate in the defense or prosecution thereof, which cooperation shall include, to the extent reasonably requested by the Indemnifying Party, the retention, and the provision to the Indemnifying Party, of records and information reasonably relevant to such third-party claim, and making employees of the Company available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. If the Indemnifying Party chooses to defend or prosecute any third-party claim, the Indemnitee shall agree to any settlement, compromise or discharge of such third-party claim that the Indemnifying Party may recommend and that, by its terms, discharges the Indemnitee from the full amount of liability in connection with such third-party claim (taking into account the indemnification obligations provided in this Agreement). Except as provided in the preceding sentence, no Indemnitee may settle or otherwise dispose of any claim for which the Indemnifying Party may have a liability under this Agreement without the prior written consent of an Indemnifying Party, which consent may be withheld in the sole discretion of such party, unless the Indemnitee fully indemnifies such party in writing with respect to such liability in a manner satisfactory to such party. No Indemnifying Party shall be liable under this
Section 8.2(a) for any settlement, compromise or discharge effected without its consent in respect of any claim for which indemnity may be sought hereunder. No Indemnified Party shall take any action the purpose of which is to prejudice the defense of any claim subject to indemnification hereunder or to induce a third party to assert a claim subject to indemnification hereunder.

(b) (i) Each party hereto shall notify the chief tax officer of the other party in writing within 15 days following receipt by such party of written notice of any pending or threatened audits, notice of deficiency, proposed adjustment, assessment, examination or other administrative or court proceeding, suit, dispute or other claim which could affect the liability for Taxes of such other party. If the party required to give such notice fails to give such notice to the other party promptly, it shall not be entitled to indemnification for any Taxes arising in connection with such Tax Claim if and to the extent that such failure to give notice materially and adversely affects the other party's right to participate in or defend the Tax Claim.

(ii) Seller shall have the sole right to represent the Company's interests in any Tax Claim relating to taxable periods ending on or before the Closing Date and to employ counsel of its choice at its expense. None of Purchaser, any of its Affiliates or the Company may settle or otherwise dispose of any Tax Claim for which Seller may have a liability under this Agreement without the prior written consent of Seller, which consent may be withheld in the sole discretion of Seller, unless Purchaser fully indemnifies Seller in writing with respect to such liability in a manner satisfactory to Seller.

Section 8.3 Resolution of All Tax-Related Disputes. If Seller and Purchaser cannot agree on the calculation of any amount relating to Taxes or the interpretation or application of any provision of this Agreement relating to Taxes, such dispute shall be resolved by a nationally recognized accounting firm mutually acceptable to each of Seller and Purchaser, whose decision shall be final and binding upon all persons involved and whose expenses shall be shared equally by Seller and Purchaser.

Section 8.4 Tax Effect of Indemnification Payments. All indemnity payments made pursuant to this Agreement shall be treated for all Tax purposes as adjustments to the consideration paid with respect to the Shares.

Section 8.5       No Duplication; Sole Remedy Procedures.
--------------------------------------------------------

(a) Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.

(b) Purchaser's rights to indemnification as provided for in Section 8.1 for a breach of Seller's representations or warranties contained in this Agreement shall constitute Purchaser's sole remedy for such a breach, and Seller shall not have any other liability or damages to Purchaser resulting from the breach.

                  The indemnification and other provisions of this Article VIII shall govern the procedure for all indemnification matters under this Agreement, except to the extent otherwise expressly provided herein.

Section 8.6       Holdback.
--------------------------

(a) At the Closing, $3,000,000 Canadian dollars of the Purchase Price (the "Holdback Amount") shall be held back to secure the Purchase Price adjustments pursuant to Section 1.4(f) and the indemnification obligations of the Seller (collectively, the "Holdback Claims").

(b) The Holdback Amount shall be held by an escrow agent, mutually agreeable to all parties ("Escrow Agent"), pursuant to mutually agreed upon escrow terms. The Holdback Amount shall be held by the Escrow Agent in an interest-bearing account, which interest shall be for the account of the Seller, but such interest shall be subject to offset for any Holdback Claims. The Holdback Amount shall be held for the purpose of satisfying any Holdback Claims. To the extent that any Holdback Claim is not disputed by Seller, Purchaser shall have the right to effect an immediate offset against the Holdback Amount for such agreed upon Holdback Claim. In the event that any such Holdback Claim is disputed by the Seller, a portion of the Holdback Amount equal to such Holdback Claim shall be retained by the Escrow Agent, pending resolution of the dispute pursuant to the dispute resolution procedures in Section 10.12 below.

(c) $2,000,000 Canadian dollars of the Holdback Amount shall be distributed to the Seller within 90 days after the Closing Date, unless a claim with respect to Purchase Price adjustments pursuant to Section 1.4(f) remains disputed, in which case the amount not in dispute shall be distributed and the disputed amount shall be distributed upon resolution thereof.

(d) The balance of the Holdback Amount shall be distributed to the Seller within 360 days after the Closing Date.

                                   ARTICLE IX

                         DEFINITIONS AND INTERPRETATION

Section 9.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

                  "Acquisition Transaction" shall have the meaning set forth in
Section 5.15(a).

                  "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

                  "Agreement" or "this Agreement" shall mean this Share Purchase Agreement, together with the Exhibits hereto and the Disclosure Schedule.

                  "Arbitrator" shall have the meaning set forth in Section
1.4(e).

                  "Balance Sheet Date" shall mean March 31, 2001.

                  "Closing" shall mean the closing referred to in Section 2.1.

                  "Closing Balance Sheet" shall mean the statement of financial position of the Company as of the Closing Date prepared subsequent to the Closing, without giving effect to the Transactions, in accordance with GAAP, consistently applied, and in a manner consistent with the First Quarter Balance Sheet.

                  "Closing Date" shall mean the date on which the Closing occurs.

                  "Closing Working Capital" shall mean Working Capital of the Company, as calculated in accordance with the Closing Balance Sheet.

                  "Company" shall mean Merisel Canada Inc., an Ontario corporation.

                  "Company Intellectual Property" shall mean all Intellectual Property that is currently used in the business of the Company or that is necessary to conduct the business of the Company as presently conducted or as currently proposed to be conducted.

                  "Company Material Adverse Effect" shall mean any material adverse change in, or material adverse effect on, the business, financial condition, assets or liabilities or results of operations of the Company; provided, however, that the effects of changes that are generally applicable to
(a) the industries and markets in which the Company operates, (b) the United

States or Canadian economy or (c) the United States or Canadian securities markets shall be excluded from the determination of Company Material Adverse Effect; and provided, further, that any adverse effect on the Company resulting from the execution of this Agreement, any public announcement relating to this Agreement or the Transactions or the consummation of the Transactions shall also be excluded from the determination of Company Material Adverse Effect.

                  "Competition Act" shall mean the Competition Act (Canada), R.S. 1985, c. C-34.

                  "Computer Software" shall mean computer software programs, databases and all documentation related thereto.

                  "Confidentiality Agreement" shall mean a letter agreement dated June 7, 2000, as amended by a letter agreement dated January 31, 2001, between Seller and Purchaser.
                  "Congress Facility" shall mean the loan agreement dated January 12, 2001, by and between Congress Financial Corporation (Canada), the financial institutions named therein and the Company.

                  "Copyrights" shall mean Canadian, U.S. and foreign registered and unregistered copyrights (including those in Computer Software and databases), rights of publicity and all registrations and applications to register the same.

                  "Disclosure Schedule" shall mean the disclosure schedule of even date herewith delivered to Purchaser by Seller simultaneously with the execution hereof.

                  "DOJ" shall mean the Antitrust Division of the United States Department of Justice.

                  "Due Date" shall mean, with respect to any Tax Return, the date such return is due to be filed (taking into account any valid extensions).

                  "Employee" shall mean each person who was employed by the Company immediately prior to the Closing.

                  "Encumbrances" shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

                  "Environmental Law" shall mean all federal, provincial or local laws governing pollution or the protection of the environment.

                  "Excluded Taxes" shall mean (a) any Taxes specifically identified or reserved or accrued for or otherwise reflected on the First Quarter Balance Sheet or the Preliminary Closing Balance Sheet, (b) any Taxes resulting from transactions or actions taken by the Company on the Closing Date or after the Closing or that are properly allocable to the portion of the Closing Date after the Closing or any period after the Closing, and (c) any Transfer Taxes for which Purchaser is liable pursuant to Section 5.4(c).

                  "Financial Statements" shall mean the following financial statements presenting the financial condition of Merisel Canada Inc.: (a) the unaudited balance sheet of the Company as of December 31, 1999, (b) the audited balance sheet of the Company as of December 31, 2000 and the related audited statements of operations, changes in equity, and cash flows for the year ended December 31, 2000, all certified by Deloitte & Touche LLP, independent certified public accountants, whose reports thereon are included therein, and (c) First Quarter Balance Sheet and the related unaudited statements of operations, changes in equity, and cash flows for the quarterly period then ended.

                  "First Quarter Balance Sheet" shall mean the unaudited balance sheet of the Company as of March 31, 2001 set forth on Exhibit A.

                  "First Quarter Working Capital" shall mean Working Capital of the Company, as calculated in accordance with the First Quarter Balance Sheet. The First Quarter Working Capital amounts to approximately $23,737,000 Canadian dollars.

                  "FTC" shall mean the United States Federal Trade Commission.

                  "GAAP" shall mean Canadian generally accepted accounting principles.

                  "GE" shall mean General Electric Capital Corporation, a New York corporation.

                  "GE Consent" shall mean the consent of GE to the Transactions.

                  "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

                  "Hazardous Substances" means any contaminant, pollutant or dangerous substance which would reasonably be expected to cause, immediately or at some future time, material harm or degradation to the environment or material risk to human life, health and safety, including without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous goods which is defined or identified in any Environmental Laws or which is present in the environment in such quantity or concentration as to contravene any Environmental Laws.

                  "Income Tax Act" shall mean the Income Tax Act (Canada), R.S. 1985, c.1 (5th Supp).

                  "Insurance Policy" shall mean any insurance policy maintained by Seller or any of its Affiliates.

                  "Intellectual Property" shall mean all of the following:
Trademarks,  Copyrights and Licenses.

                  "Inventories" shall mean all inventories of stock-in-trade and merchandise including materials, supplies, work-in-progress and finished goods owned by the Company.

                  "Investment Canada Act" shall mean the Investment Canada Act, R.S., 1985, c. 28 (1st Supp.).

                  "Knowledge of Seller" shall mean the actual (and not constructive or imputed) knowledge of the chief executive officer, chief financial officer or General Counsel of Seller or the President or Chief Financial Officer of the Company, in each case after having made reasonable inquiries of other officers of the Company as appropriate.

                  "Lease" shall mean each lease pursuant to which the Company leases any real or personal property (excluding leases calling for rental or similar periodic payments not exceeding $10,000 Canadian dollars per annum).

                  "License Agreement" shall have the meaning set forth in
Section 5.12.

                  "Licenses" shall mean all licenses and agreements pursuant to which the Company has acquired rights in or to any Trademarks or Copyrights.

                  "Objections" shall have the meaning set forth in Section
1.4(d).

                  "Parent" shall mean Merisel, Inc., a Delaware corporation.

                  "Parent Transaction" shall have the meaning set forth in
Section 5.15(b).

                  "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

                  "Plan" shall mean each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program; each profit-sharing, stock bonus or other pension, retirement income (including plans providing benefits in excess of any limitations contained in the Income Tax Act) or other similar plan, fund or program; each employment, termination or severance agreement; and each other written employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company, Seller or Parent, or to which the Company, Seller or Parent is party, for the benefit of any director, Employee or former Employee of the Company.

                  "Preliminary Closing Balance Sheet" shall mean the estimated statement of financial position of the Company as of the Closing Date prepared prior to the Closing, without giving effect to the Transactions, in accordance with GAAP, consistently applied, and in a manner consistent with the First Quarter Balance Sheet.

                  "Preliminary Working Capital" shall mean Working Capital of the Company, as calculated in accordance with the Preliminary Closing Balance Sheet.

                  "Purchase Price" shall mean the amount set forth in Section
1.2.

                  "Purchaser" shall mean SYNNEX Information Technologies, Inc., a California corporation.

                  "Purchaser's Solicitor" shall mean Blake, Cassels & Graydon
LLP.

                  "Securities Acts" shall mean the Securities Act of 1933, as amended and the Ontario Securities Act R.S.O. 1990, c. S-5, as amended.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Seller" shall mean Merisel Americas, Inc., a Delaware corporation.

                  "Seller's Solicitor" shall mean Karen A. Tallman, Esq., General Counsel of Seller.

                  "Shares" shall mean the common shares in the capital of the Company.

                  "Straddle Period" shall mean a taxable year or period beginning on or before, and ending on or after, the Closing Date.

                  "Subsidiary" shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

                  "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, provincial, local or foreign governmental authority, and shall include interest, penalties or additions attributable thereto or attributable to any failure to comply with any requirement regarding Tax Returns.

                  "Tax Benefits" shall mean the sum of any increased deductions, losses, or credits then allowable or allowable in future years or decreases in income, gains or recapture of tax credits then allowable (including by way of amended Tax Returns) or allowable in future years, multiplied by 42%, and reduced, with respect to deductions, losses or credits allowable only in future years, by applying a discount rate of 8% from the earliest year in which such increased deductions, losses or credits would possibly be available.

                  "Tax Benefits Actually Realized" shall mean (i) any refund of Taxes actually received as a result of a Tax Benefit, (ii) a Tax Benefit applied against other Taxes due, or (iii) a Tax Benefit applied on a Tax Return to reduce the amount of Taxes otherwise payable.

                  "Tax Claim" shall mean a claim for indemnification or defense arising out of Section 8.1(b), including reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of Purchaser arising under Section 8.1(b).

                  "Taxing Authority" shall mean any federal, provincial, local or foreign Governmental Entity responsible for the imposition of any Taxes.

                  "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement or other documents (including any related or supporting information) required to be filed with respect to Taxes, and including any amendment thereof.

                  "Termination Fee" shall have the meaning set forth in Section 7.4.

                  "Trademarks" shall mean Canadian, U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names, domain names and all registrations and applications to register the same.

                  "Transaction Agreements" shall mean this Agreement and the Transition Services Agreement.

                  "Transactions" shall mean all the transactions provided for or contemplated by the Transaction Agreements.

                  "Transition Services Agreement" shall mean the certain Transition Services Agreement to be entered into by Seller and Purchaser at Closing, substantially in the form attached hereto as Exhibit B.

                  "Transfer Taxes" shall mean all sales (including bulk sales), use, transfer (including real property transfers or gains), filing, recording, ad valorem, privilege, documentary, gains, gross receipts, registration, conveyance, excise, license, stamp, duties or similar Taxes and fees, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

                  "Working Capital" shall mean (a) current assets (including cash, accounts receivable -trade, inventories, prepaid expenses and other assets, and income taxes recoverable) minus (b) the sum of (i) current liabilities (including accounts payable, trade A/P, Seller A/P, accrued liabilities, income taxes payable and advances from Seller) and (ii) long term debt.

Section 9.2       Interpretation.
--------------------------------

(a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(b) Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

(c) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

(d) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

(f) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

(g) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.


                                   ARTICLE X

                                  MISCELLANEOUS

Section 10.1 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses, except as otherwise specifically provided in this Agreement.

Section 10.2 Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

Section 10.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if mailed, delivered personally, by facsimile (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Purchaser, to:       SYNNEX Information Technologies, Inc.
                           3797 Spinnaker Court
                           Fremont, California 94538
                           U.S.A.
                           Attention:       C. Kevin Chuang
                           Telephone:       (510) 668-3600
                           Facsimile:       (510) 668-3707

                           with a copy to:

                           SYNNEX Information Technologies, Inc.
                           3797 Spinnaker Court
                           Fremont, California 94538
                           U.S.A.
                           Attention:       Simon Y. Leung
                           Telephone:       (510) 668-3668
                           Facsimile:       (510) 668-3707

if to Seller, to:

                           Merisel, Inc.
                           200 Continental Boulevard
                           El Segundo, CA  90245-0984
                           Attention:       Timothy Jenson
                           Telephone:       (310) 615-3080
                           Facsimile:       (310) 615-1234

                           with a copy to:

                           Merisel Americas, Inc.
                           200 Continental Boulevard
                           El Segundo, CA  90245-0984
                           Attention:       Karen A. Tallman, Esq.
                           Telephone:       (310) 615-3080
                           Facsimile:       (310) 615-1234

                           and

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           300 South Grand Avenue
                           Los Angeles, CA  90071
                           Attention:       Joseph J. Giunta, Esq.
                           Telephone:       (213) 687-5040
                           Facsimile:       (213) 687-5600

Section 10.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 10.5 Entire Agreement; No Third Party Beneficiaries. This Agreement and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and (b) except as contemplated by Section 5.6(a) and Section 8.1(e), are not intended to confer upon any Person, other than the parties hereto and thereto and the officers and directors of Seller and the Employees, any rights or remedies hereunder.

Section 10.6 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Section 10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Law and Rules 327(b).

Section 10.8 Venue. In accordance with the laws of the State of New York, and without limiting the jurisdiction or venue of any other court, the parties (a) agree that any suit, action or proceeding arising out of or relating to this Agreement or any of the Transactions may be brought in the state or federal courts of New York; (b) consent to the non-exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement or any of the Transactions; (c) waive any objection which any of them have to the laying of venue in any such suit, action or proceeding in any such court and waive any defense of forum non conveniens; and (d) agree that service of any court paper in any such suit, action or proceeding may be made in the same manner in which notices may be given pursuant to Section 10.3 of this Agreement.

Section 10.9 Time of Essence. Each of the parties hereto hereby agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Section 10.10 Extension; Waiver. At any time prior to the Closing Date, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 10.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that Purchaser may assign without Seller's consent any or all of its rights, interests and obligations hereunder (including without limitation its respective rights under Article
VIII) to a wholly-owned Subsidiary of Purchaser; provided, further, that any such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, and no such assignment shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 10.12 Disputes. Both parties agree to negotiate in good faith the settlement of any disputes that may arise under this Agreement. If necessary, such disputes shall be escalated to appropriate senior management of each party. In the event that such good faith settlements fail, excluding any and all disputes and controversies (i) arising out of or in connection with a party's confidentiality (Section 5.2) and non-solicitation (Section 5.16) obligations and (ii) which this Agreement specifically provides an alternative means of dispute resolution (Sections 1.4 and 8.3), any and all other disputes and controversies of every kind and nature between the parties arising out of or in connection with the existence, construction, validity, interpretation, or meaning, performance, non-performance, enforcement, operation, breach, continuance, or termination of this Agreement shall be submitted to binding arbitration, pursuant to the Rules of the American Arbitration Association, before a single arbitrator in Alameda County, California if such dispute or controversy is raised by Seller, or in Los Angeles County, California if such dispute or controversy is raised by Purchaser. In the event the parties cannot agree on the arbitrator, then an administrator of the American Arbitration Association shall select an appropriate arbitrator from the panel of arbitrators of the American Arbitration Association. In the event of any litigation arising out of this Agreement or its enforcement by either party, the prevailing party shall be entitled to recover as part of any judgment, reasonable attorneys' fees and court costs.

                  IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


                           SYNNEX Information Technologies, Inc.



                           By
                             --------------------------------------------------
                             Name:    C. Kevin Chuang
                             Title:   Chief Operating Officer and
                                      Executive Vice President


                           MERISEL AMERICAS, INC.


                           By
                             --------------------------------------------------
                             Name:
                             Title: